As filed with the Securities and Exchange Commission on December 19, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CARDICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3187233

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
900 Saginaw Drive
Redwood City, California 94063
(650) 364-9975
(Address of principal executive offices)
2005 Equity Incentive Plan
(Full title of the plan)
Bernard A. Hausen, M.D., Ph.D.
Chief Executive Officer
Cardica, Inc.
900 Saginaw Drive
Redwood City, California 94063
(650) 364-9975
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Suzanne Sawochka Hooper, Esq.
Cooley Godward Kronish llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	500,000 shares	$9.29	$4,645,000.00	$142.60

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq Global Market on December 18, 2007.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     This Registration Statement is being filed for the purposes of registering an additional 500,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the 2005 Equity Incentive Plan, as amended, previously filed with the Securities and Exchange Commission on March 2, 2006 (File No. 333-132155) and on December 6, 2006 (File No. 333-139134) are incorporated herein by reference and made a part hereof.
EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature pages).

99.1 (1)	2005 Equity Incentive Plan and forms of related agreements.+

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, dated November 19, 2007 and filed with the Commission on the date thereof, and incorporated by reference herein.

+	Indicates management contract or compensatory plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on this 19th day of December, 2007.

Cardica, Inc.
By:	/s/ Bernard A. Hausen
Bernard A. Hausen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints Bernard A. Hausen, M.D., Ph.D., and Robert Y. Newell, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Bernard A. Hausen Bernard A. Hausen, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2007
/s/ Robert Y. Newell Robert Y. Newell	Chief Financial Officer ( Principal Financial and Accounting Officer )	December 19, 2007
/s/ J. Michael Egan J. Michael Egan	Director	December 19, 2007
/s/ Kevin T. Larkin Kevin T. Larkin	Director	December 19, 2007
/s/ Richard P. Powers Richard P. Powers	Director	December 19, 2007
/s/ Jeffrey L. Purvin Jeffrey L. Purvin	Director	December 19, 2007
/s/ Robert C. Robbins Robert C. Robbins, M.D.	Director	December 19, 2007
/s/ John Simon John Simon, Ph.D.	Director	December 19, 2007
/s/ Stephen A. Yencho Stephen A. Yencho, Ph.D.	Director	December 19, 2007
/s/ William H. Younger William H. Younger, Jr.	Director	December 19, 2007

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature pages).

99.3 (1)	2005 Equity Incentive Plan and forms of related agreements.+

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K, dated November 19, 2007 and filed with the Commission on the date thereof, and incorporated by reference herein.

+	Indicates management contract or compensatory plan.